UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2011

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On April 15, 2011, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months ended March 31, 2011.  A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share.  Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share for the three-month periods ended March 31, 2011 and 2010.  For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period.  Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period.  For the purpose of calculating the ratio of tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets.  Tangible common equity equals stockholders’ equity less preferred stock and goodwill and other intangible assets.  Tangible assets equals total assets less goodwill and other intangible assets.  For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end.  Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock.  In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets, tangible common equity to stockholders’ equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, the ratio of common equity to total assets and common book value per common share, respectively, as determined by GAAP.

Item 7.01 — Regulation FD Disclosure

The following is a discussion of the financial results for the three months ended March 31, 2011, and a comparison of these results to the guidance previously provided within the Annual Report to Shareholders for the fiscal year ended December 31, 2010 (the “2010 Annual Report”).

Net Interest Income:

For the first three months of 2011, net interest income was $69.3 million compared to $67.4 million for the same period in 2010.  On page 38 of the 2010 Annual Report, management projected that net interest income for the year ending December 31, 2011 would be between $268 million and $278 million.  Management’s latest projection, as of the date of this Current Report on Form 8-K, results in net interest income towards the upper end of the range between $268 million and $278 million.

Net Loan Charge-Offs and Provision for Loan Losses:

For the first three months of 2011, the provision for loan losses was $13.5 million compared to $16.6 million for the same period in 2010.  For the first quarter of 2011, net loan charge-offs for Park were approximately $8.0 million compared to $13.6 million of net loan charge-offs for the same period in 2010.  While the loan loss provision is $5.5 million larger than net loan charge-offs for the first quarter, it approximates the sum of net loan charge-offs and the increase in specific reserves for impaired commercial loans, which are individually measured for impairment.  The decline in the loan loss provision for the first quarter of 2011 compared to the same period in 2010 was due primarily to the significant decline in the number of new nonaccrual loans during the quarter.  During the first quarter of 2011, new nonaccrual loans for Park were approximately $14.7 million, compared to $30.3 million for the first quarter of 2010. For all of 2010, new nonaccrual loans were approximately $175.2 million.  On page 40 of the 2010 Annual Report, management projected that the provision for loan losses for the year ending December 31, 2011 would be approximately $47 million to $57 million.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

Other Income:

For the first quarter of 2011, total other income was $13.2 million compared to $16.7 million for the same period in 2010, excluding in each case gains from the sale of securities.  On page 39 of the 2010 Annual Report, management projected that total other income, excluding gains from the sale of securities, would be between $63 million and $67 million.  Management’s latest projection would show that total other income, excluding gains from the sale of securities, will be between $60 million and $64 million.  The reduction in the latest projection as compared to the projection in the 2010 Annual Report is a result of larger devaluations in respect of other real estate owned as well as reductions in other service income.  For the first quarter of 2011, Park has recognized approximately $4.1 million from the devaluations of and losses on the sale of other real estate owned.  Management does not believe the devaluations for the first quarter of 2011 to be representative of the remaining three quarters of 2011, based on management’s decision to accelerate the appraisal dates for much of the OREO property at Vision Bank, in order to expedite the transfer of OREO to SE Property Holdings, LLC (see the section below in “Item 8.01 – Other Events” of this Current Report on Form 8-K called “Establishment of SE Property Holdings, LLC”).

Gain on Sale of Securities:

On page 36 of the 2010 Annual Report, management reported that during the first quarter of 2011, Park sold approximately $105 million of U.S. Government Agency mortgage-backed securities and recognized a pre-tax gain of $6.6 million during February 2011.

Other Expense:

Total other expense was $46.3 million for the first quarter of 2011 compared to $47.9 million for the same period in 2010.  On page 39 of the 2010 Annual Report, management projected that total other expense would be approximately $183 million to $187 million for 2011.  This projection remains unchanged as of the date of this Current Report on Form 8-K.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park’s ability to sell OREO properties at prices as favorable as anticipated; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; the effects of the Gulf of Mexico oil spill; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 – Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on April 15, 2011, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park’s common shares.  The dividend is payable on June 10, 2011 to common shareholders of record as of the close of business on May 25, 2011. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park’s Board of Directors is incorporated by reference herein.

Establishment of SE Property Holdings, LLC

During the first quarter of 2011, Park formed a limited liability company, organized under the laws of the state of Ohio, called SE Property Holdings, LLC (“SE Property Holdings”), as a direct subsidiary of Park.  The purpose of SE Property Holdings is to purchase other real estate owned (“OREO”) from Vision Bank and continue to market such property for sale.  As of March 31, 2011, approximately $13 million of OREO was held by SE Property Holdings, which had been purchased from Vision Bank (at the current fair market value) during the quarter.  Management expects that the remaining OREO held by Vision Bank as of March 31, 2011, of $24.3 million, will be purchased by SE Property Holdings (at the then current fair market value) during the second quarter of 2011.  Management plans to continue marketing the properties held by SE Property Holdings and sell such properties in an efficient manner.

Item 9.01 – Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 15, 2011 addressing operating results for the three months ended March 31, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 15, 2011	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 15, 2011

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on April 15, 2011 addressing operating results for the three months ended March 31, 2011.